Exhibit 23.2

CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form SB-2 to the Registration Statement on Form SB-2 (File No. 333-134872) of Ambient Corporation of our opinion dated June 8, 2006, which is Exhibit 5.1 thereto and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement, as amended.

/s/ Aboudi & Brounstein

April 26, 2007